ATEC Announces Preliminary 2019 Revenue Results and 2020 Revenue Outlook

•	Full-year 2019 U.S. revenue growth approximately 30%
•	Fourth quarter year-over-year U.S. revenue growth approximately 35%
•	Expected full-year 2020 U.S. revenue growth approximately 20%

CARLSBAD, Calif., January 13, 2020 – Alphatec Holdings, Inc. (“ATEC” or the “Company”) (Nasdaq: ATEC), a medical device company dedicated to revolutionizing the approach to spine surgery, announced today preliminary revenue results for the fourth quarter and full year ended December 31, 2019, and provided revenue guidance for the full year 2020.

Preliminary, Unaudited 2019 Revenue

	Quarter Ended December 31, 2019	Year Ended December 31, 2019
Total Revenue	$32.0 million to $32.4 million	$113.1 million to $113.5 million
U.S. Revenue	$30.9 million to $31.2 million	$108.0 million to $108.3 million

Preliminary, unaudited full-year 2019 U.S. revenue exceeds guidance and reflects revenue growth of 29% to 30%.  Fourth quarter 2019 U.S. revenue reflects growth of 34% to 36% year-over-year and sequential growth of 10% to 11%.

2020 Revenue Guidance

Year Ended December 31, 2020
Total Revenue	$130 million to $134 million
U.S. Revenue	$128 million to $131 million

Revenue guidance for 2020 reflects expected U.S. revenue growth of 19% to 21% compared to 2019, driven by 8 to 10 anticipated new product launches and the continued traction of new products released in 2019, including the SafeOp Neural InformatiX SystemTM, which is designed to seamlessly integrate critical neural information into ATEC procedural solutions.

“I am pleased with our performance in 2019,” said Pat Miles, Chairman and Chief Executive Officer. “We continue to experience increased demand that outpaces revenue reductions from our intentional transition of the legacy ATEC sales force to a strategic network. Our focus is on the future and the continued reflection of spine’s Organic Innovation Machine. I am confident that we have the people, vision and experience to continue taking market share in 2020 and well beyond.”

The preliminary results announced today are unaudited and are therefore subject to change. The Company expects to announce its fourth quarter and full-year 2019 financial and operating results on March 5, 2020.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC architects and commercializes approach-based technology that integrates seamlessly with the SafeOp Neural InformatiX System to provide real-time, objective nerve information that can enhance the safety and reproducibility of spine surgery. Additional information can be found at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include references to the Company’s planned commercial launches, product introductions and product integration, surgeon and market acceptance of Company products, solutions and platforms, the Company’s ability to deliver key product features, and future revenue and growth. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the Company’s pipeline; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; the Company’s ability to compete with other products and with emerging new technologies; product liability exposure; patent infringement claims; and claims related to the Company’s intellectual property.  The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Josh Berg

Investor Relations

(760) 494-6790

ir@atecspine.com

Company Contact:

Jeff Black

Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com